Exhibit 99.1

Contact:

ImmunoCellular Therapeutics, Ltd.

Investor Relations

Jane Green

415.652.4819

jane@jmgcomm.com

ImmunoCellular Therapeutics Provides Update on Strategic Review and Decision to

Suspend Further Patient Randomization for ICT-107 Phase 3 Trial

Los Angeles, CA – June 21, 2017 – ImmunoCellular Therapeutics, Ltd. (“ImmunoCellular”) (NYSE MKT: IMUC) today provided an update on the strategic review of its financing and development strategies for ICT-107, its patient-specific, dendritic cell-based immunotherapy for patients with newly diagnosed glioblastoma.

ImmunoCellular has determined that the Company is unable at this time to secure sufficient additional financial resources to complete the phase 3 registration trial of ICT-107. As a result, the Company intends to suspend further patient randomization in the ICT-107 trial while it continues to seek a collaborative arrangement or acquisition of its ICT-107 program. The Company plans to actively work with current collaborators to ensure that patients already randomized and receiving treatment in the phase 3 trial can be appropriately supported and followed. The suspension of the phase 3 registration trial of ICT-107 is expected to reduce the amount of cash used in the Company’s operations.

While maintaining the focus on its Stem-to-T-Cell research programs, ImmunoCellular continues its evaluation of financing and strategic alternatives for its immuno-oncology research and development pipeline and technology platform, which may include a potential merger, consolidation, reorganization or other business combination, as well as the sale of the Company or the Company’s assets.

About ImmunoCellular Therapeutics, Ltd.

ImmunoCellular Therapeutics, Ltd. is a Los Angeles-based clinical-stage company that is developing immune-based therapies for the treatment of brain and other cancers. ImmunoCellular’s pipeline includes: a Stem-to-T-cell research program, which engineers hematopoietic stem cells to generate cytotoxic T cells; ICT-121, a patient-specific, dendritic cell-based immunotherapy targeting CD133 found in recurrent glioblastoma; and ICT-140, a patient-specific, dendritic cell-based immunotherapy targeting ovarian cancer. ImmunoCellular recently suspended further patient randomization in its phase 3 trial of ICT-107 in HLA-A2 patients while it pursues a collaborative arrangement or acquisition of its ICT-107 program. To learn more about ImmunoCellular, please visit www.imuc.com.

Forward-Looking Statements for ImmunoCellular Therapeutics

This press release contains certain forward-looking statements, including statements regarding ImmunoCellular’s intentions and current expectations concerning, among other things, whether ImmunoCellular will be able to enter into an agreement with a strategic partner, collaborator or acquirer of its ICT-107 program; ImmunoCellular’s expectations regarding its ability to reduce the amount of cash used in the Company’s operations; ImmunoCellular’s ability to ensure that patients already randomized and receiving treatment in the phase 3 trial can be appropriately supported and followed; the likelihood, timing and outcome of ImmunoCellular’s evaluation of financing and strategic alternatives; and ImmunoCellular’s ability to achieve its other clinical, operational, strategic and financial goals. Forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including the availability of resources to continue to develop ImmunoCellular’s product candidates, the uncertain timing of completion and success of clinical trials, and the risk that ICT-107 can be further successfully developed or commercialized. Additional risks and uncertainties are described under the heading “Risk Factors” in ImmunoCellular’s most recently filed quarterly report on Form 10-Q for the period ended March 31, 2017. Except as required by law, ImmunoCellular undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.